Exhibit 10.16

AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

AND

INTERCREDITOR AGREEMENT

THIS AMENDMENT to Loan and Security Agreement and Intercreditor Agreement (this “Amendment”) is entered into as of March 28, 2008, by and among: (I) SILICON VALLEY BANK (“SVB” or “Bank”); (II) GOLD HILL VENTURE LENDING 03, L.P. (“Gold Hill”); (III) SVB, in its capacity as the below-referenced Agent; and (IV) ACCLARENT, INC., a Delaware corporation (“Borrower”).

RECITALS

A.      Borrower currently is a party to that certain Loan and Security Agreement, dated August 19, 2005, by and between, on the one hand, Gold Hill and SVB as the “Lenders” thereunder (collectively, the “Lenders”) and SVB as the “Agent” thereunder (the “Agent”), and, on the other hand, Borrower (as amended, restated, supplemented, or otherwise modified from time to time, the “2005 Loan Agreement” or the “Loan Agreement”). Pursuant to the 2005 Loan Agreement: (A) SVB solely in its capacity as a Lender has a commitment to make certain revolving advances (or ancillary credit extensions pursuant to letter of credit, foreign exchange forward contracts, and cash management services subfacilities under such commitment) to Borrower (collectively, the “Existing Revolver Credit Extensions”) in accordance with the terms and conditions of the 2005 Loan Agreement; (B) both Lenders had commitments to make certain non-revolving Growth Capital Advances to Borrower in accordance with the terms and conditions of the 2005 Loan Agreement, which commitments previously expired without any such Growth Capital Advances ever having been requested or funded; and (C) both Lenders had commitments to make certain term loan Equipment Advances to Borrower (collectively, the “Existing Equipment Loans”) in accordance with the terms and conditions of the 2005 Loan Agreement, which commitments were fully funded and with respect to which the aggregate principal balance of all outstanding Existing Equipment Loans as of the date hereof is approximately $406,150. Pursuant to the 2005 Loan Agreement, all Obligations relating solely to the Existing Equipment Loans (collectively, the “Existing Equipment Loans Obligations”) are secured by security interests granted by Borrower to the Agent and the Lenders in solely the Financed Equipment financed by the Existing Equipment Loans and the proceeds thereof (collectively, the “Financed Equipment Collateral”), and all Obligations other than the Existing Equipment Loans Obligations (collectively, the “Remaining Existing Obligations”) are secured by security interests granted by Borrower to the Agent and the Lenders in the Collateral. Each of the Lenders and the Agent are parties to that certain Intercreditor Agreement, dated as of August 19, 2005 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”) among them.

B.      Concurrently herewith, Bank in its separate individual capacity, as the lender, and Borrower, as the borrower, intend to enter into a new Loan and Security Agreement, dated on or about the date hereof, between them (as amended, restated, supplemented, or otherwise modified from time to time, the “2008 Loan Agreement”).

C.      Borrower has requested that Agent and the Lenders amend certain provisions of the Loan Agreement and/or the Intercreditor Agreement, in each case, all as more fully set forth herein.

D.      Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement and/or the Intercreditor Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.      Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the 2005 Loan Agreement.

2.      Amendments to Loan Agreement and/or Intercreditor Agreement.

2.1      Consent to the 2008 Loan Agreement, and Certain Conforming Modifications.

(a)      Anything in the Loan Agreement and the Intercreditor Agreement to the contrary notwithstanding, each of the Lenders (including without limitation Gold Hill pursuant to Section 2.2 of the Intercreditor Agreement), Agent, and Borrower hereby consents to the 2008 Loan Agreement.

(b)      Without limiting the generality of clause (a) above, the “Obligations” of Borrower now or hereafter owing Bank under the 2008 Loan Agreement shall constitute Permitted Indebtedness under the Loan Agreement, and the security interests of Bank in the Collateral (other than the Financed Equipment Collateral) shall constitute a Permitted Lien under the Loan Agreement.

(c)      For the avoidance of doubt, neither the 2008 Loan Agreement, nor any of the “Loan Documents” (as defined in the 2008 Loan Agreement) relating thereto, shall constitute Loan Documents under the Loan Agreement or the Intercreditor Agreement.

2.2      Modifications regarding Existing Revolver Credit Extensions Replacement. Agent, Lenders, and Borrower hereby acknowledge and agree that:

(a)      the initial “Advances” made under Section 2.1.1 of the 2008 Loan Agreement, the initial “Letters of Credit” issued under Section 2.1.2 of the 2008 Loan Agreement, the initial “FX Forward Contracts” entered into under Section 2.1.3 of the 2008 Loan Agreement, and the initial “Cash Management Services” utilized under Section 2.1.4 of the 2008 Loan Agreement, shall repay and replace in full (or shall be deemed to do so) the respective Existing Revolver Credit Extensions then outstanding under the 2005 Loan Agreement and, from and after such repayment and replacement, the commitment of SVB solely in its capacity as a Lender to make

Existing Revolver Credit Extensions pursuant to the 2005 Loan Agreement shall be irrevocably terminated (collectively, the “Existing Revolver Credit Extensions Replacement”);

(b)      from and after giving effect to the Existing Revolver Credit Extensions Replacement, no Remaining Existing Obligations shall be outstanding under the 2005 Loan Agreement and all commitments of the Lenders and the Agent to hereafter extend credit to Borrower under the 2005 Loan Agreement have expired or been irrevocably terminated (it being acknowledged that the Existing Equipment Loans remain outstanding in accordance with the terms of the 2005 Loan Agreement);

(c)      accordingly, from and after the Existing Revolver Credit Extensions Replacement, the provisions of the Loan Agreement relating to Advances, Letters of Credit, FX Forward Contracts, and Cash Management Services shall no longer be effective (to the extent relating to Advances, Letters of Credit, FX Forward Contracts, and Cash Management Services); and

(d)      accordingly, after giving effect to the foregoing, references in the Loan Agreement and/or the Intercreditor Agreement to “Loans” shall mean and refer to solely the Equipment Advances under the Loan Agreement.

2.3      Acknowledgment regarding Growth Capital Loan Facility. Agent, Lenders, and Borrower hereby acknowledge and agree the commitments of both Lenders to make Growth Capital Advances to Borrower under Section 2.1.7 of the Loan Agreement previously expired without any such Growth Capital Advances ever having been requested or funded. Accordingly, the provisions of the Loan Agreement relating to Growth Capital Advances shall no longer be effective (to the extent relating to Growth Capital Advances).

2.4      Modifications regarding Collateral securing the Obligations. Agent, Lenders, and Borrower hereby acknowledge and agree that:

(a)      each of (i) Gold Hill in its capacity as a Lender, and (ii) the Agent solely to the extent it holds security interests for the benefit of Gold Hill as a Lender, release (without recourse, representation, or warranty) their respective security interests in all Collateral (other than the Financed Equipment Collateral);

(b)      subject to clause (c) below, the continuing security interests of each of (i) SVB in its capacity as a Lender, and (ii) the Agent solely to the extent it holds security interests for the benefit of SVB as a Lender, in all Collateral (other than the Financed Equipment Collateral) are transferred to Bank under the 2008 Loan Agreement and shall secure all “Obligations” under the 2008 Loan Agreement instead of the Obligations under the 2005 Loan Agreement;

(c)      the Lenders and the Agent shall retain their respective continuing security interests in the Financed Equipment Collateral as security for solely the Existing Equipment Loans Obligations;

(d)      without limiting the generality of (and after giving effect to) the foregoing, the sentence set forth in Section 4.1 of the Loan Agreement that currently reads

“Borrower hereby grants Agent, for the ratable benefit of the Lenders; and to each Lender, to secure the payment and performance in full of all of the Obligations (other than Obligations solely relating to the Equipment Line) and the performance if each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Agent, for the ratable benefit of the Lenders, and to each Lender the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.”, hereby is deleted;

(e)      without limiting the generality of (and after giving effect to) the foregoing, the paragraphs set forth in Section 4.1 of the Loan Agreement that currently read:

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any license or other agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property.

If the Agreement is terminated, Lenders’ and Agent’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Agent in a writing signed by Borrower of the brief details thereof and grant to Agent and Lenders in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Agent.

hereby is amended and restated in its entirety to read as follows:

If the Agreement is terminated, Lenders’ and Agent’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations (other than inchoate indemnity obligations).

(f)      accordingly, after giving effect to the foregoing, references in the Loan Agreement and/or the Intercreditor Agreement to the “Collateral” shall mean and refer to solely the Financed Equipment Collateral.

2.5      Modifications regarding the Representations and Warranties.

(a)      Section 5.3 of the Loan Agreement which currently reads as follows:

Except as shown in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers or legal counsel, threatened in writing by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to have a material adverse effect on Borrower’s business or operations.

hereby is amended and restated in its entirety to read as follows:

Except as shown in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers or legal counsel, threatened in writing by or against Borrower or any Subsidiary involving more than $200,000 or more in the aggregate.

(b)      Section 5.4 of the Loan Agreement which currently reads as follows:

All consolidated financial statements for Borrower, and any Subsidiary, delivered to Agent fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Agent, although Borrower’s cash may have declined to pay necessary and ordinary course business expenses.

hereby is amended and restated in its entirety to read as follows:

All consolidated financial statements for Borrower, and any Subsidiary, delivered to Agent fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations, except that interim financial statements may be subject to normal year-end audit adjustments (which are not expected to be material in the aggregate) and need not contain footnote disclosures required by GAAP. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Agent, although Borrower’s cash may have declined to pay necessary and ordinary course business expenses.

2.6      Modifications regarding the Affirmative Covenants.

(a)      Section 6.2(a)(ii) of the Loan Agreement which currently reads as follows:

(ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year for each of Borrower’s fiscal years commencing with the fiscal year ended 2005 and thereafter, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent provided, however, that Borrower’s 2005 fiscal year audited consolidated financial statements shall include the 2004 fiscal year and the additional time period since the inception of Borrower);

hereby is amended and restated in its entirety to read as follows:

(ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year for each of Borrower’s fiscal years commencing with the fiscal year ended 2005 and thereafter, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Agent provided, however, that Borrower’s 2005 fiscal year audited consolidated financial statements shall include the 2004 fiscal year and the additional time period since the inception of Borrower);

(b)      Section 6.2(b) of the Loan Agreement which currently reads as follows:

(b) Within twenty (20) days after the last day of each month, Borrower shall deliver to SVB a Borrowing Base Certificate signed by a Responsible Officer in the form of Exhibit D with aged listings of accounts receivable and accounts payable (by invoice date).

hereby is amended and restated in its entirety to read as follows:

(b) [intentionally omitted]

(c)      Exhibit E of the Loan Agreement hereby is amended and restated in its entirety to read as set forth in Exhibit E to this Amendment. For reference, such amendment and restatement causes the portion of the form of Compliance Certificate set forth on Exhibit E of the Loan Agreement that reads as follows:

Reporting Covenant	Required	Complies
Monthly financial statements with CC	Monthly within 30 days	Yes No
Annual (Company prepared)	FYE within 180 days for fiscal year 2004	Yes No
Annual (CPA Audited)	FYE within 120 days For fiscal years 2005 and thereafter	Yes No
Annual projections	FYE within 30 days of Board approval
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
BBC A/R & A/P Agings	Monthly within 20 days	Yes No

to be amended and restated in its entirety to read as follows:

Reporting Covenant	Required	Complies
Monthly financial statements with CC	Monthly within 30 days	Yes No
Annual (CPA Audited)	FYE within 180 days	Yes No
Annual projections	FYE within 30 days of Board approval
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

2.7      Modifications regarding the Negative Covenants

(a)      Section 7.2 of the Loan Agreement which currently reads as follows:

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a change in its ownership (other than by the sale of Borrower’s equity securities in a public offering or by trading after a public offering or the sale by Borrower of Borrower’s equity securities to venture capital or strategic investors so long as Borrower identifies to Agent the venture capital or strategic investors prior to the closing of the investment) of greater than thirty percent (30%) of the voting shares of stock, or a change in a Senior Manager unless a replacement is approved by a majority of Borrower’s Board of Directors, including a majority of those members of the Board of Directors who were members of the Board of Directors and not employees of Borrower (the “Outside Directors”), within 90 days of the date of termination of such Senior Manager, provided that if a majority of the Outside Directors determine that such Senior Manager shall not be replaced, then Borrower shall notify Agent within 30 days of such determination. Borrower shall not, without at least thirty (30) days prior written notice to Agent: (i) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Fifty Thousand Dollars ($50,000) in Borrower’s assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

hereby is amended and restated in its entirety to read as follows:

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a change in its ownership (other than by the sale of Borrower’s equity securities in a public offering or by trading after a public offering or the sale by Borrower of Borrower’s equity securities to venture capital or strategic investors so long as Borrower identifies to Agent the venture capital or strategic investors prior to the closing of the investment) of greater than thirty-five percent (35%) of the voting shares of stock. Borrower shall not, without at least thirty (30) days prior written notice to Agent: (i) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in Borrower’s assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

(b)      Section 7.5 of the Loan Agreement which currently reads as follows:

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, except for Permitted Liens. In addition, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Agent and Lenders) with any Person which directly or indirectly prohibits or has the effect of validly prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Borrower’s Intellectual Property (other than as permitted under Section 7.1).

hereby is amended and restated in its entirety to read as follows:

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, except for Permitted Liens. In addition, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Agent and Lenders) with any Person which directly or indirectly prohibits or has the effect of validly prohibiting Borrower from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of Borrower’s Intellectual Property (other than as permitted under Section 7.1 and the definition of “Permitted Lien” therein).

2.8      Certain Conforming Modifications of the Intercreditor Agreement. Agent and the Lenders hereby agree, and Borrower hereby acknowledges, that:

(a)      Recital A of the Intercreditor Agreement, which currently reads as follows:

“A.      Gold Hill and SVB have entered into a Loan and Security Agreement dated as of August 19, 2005 (the “Loan Agreement”) pursuant to which Gold Hill and SVB have agreed to make a growth capital and equipment line facility available to the Borrower (the “Growth Capital Facility” and the “Equipment Line,” respectively) in the original principal amount of Four Million Dollars ($4,000,000.00) with Acclarent, Inc. (“Borrower”) in which Gold Hill and SVB are co-lenders (Gold Hill and SVB are each sometimes referred to herein as a “Lender” or “Lenders”) and SVB is the Agent. The Obligations of Borrower under the Loan Agreement and other Loan Documents as to the Growth Capital Line are secured by the Collateral and as to the Equipment Line are secured only by the Financed Equipment and the proceeds thereof (collectively, the “Equipment Collateral”). (The Equipment Collateral is also a portion of the Collateral.)”

hereby is amended and restated in its entirety to read as follows:

“A.      Gold Hill and SVB have entered into a Loan and Security Agreement dated as of August 19, 2005 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Gold Hill and SVB have agreed to make an equipment line facility available to the Borrower (the “Equipment Line”) in the original principal amount of One Million Dollars ($1,000,000.00) with Acclarent, Inc. (“Borrower”) in which Gold Hill and SVB are co-lenders (Gold Hill and SVB are each sometimes referred to herein as a “Lender” or “Lenders”) and SVB is the Agent. The Obligations of Borrower under the Loan Agreement and other Loan Documents as the Equipment Line are secured only by the Financed Equipment and the proceeds thereof (collectively, the “Equipment Collateral”). (The Equipment Collateral is also referred to as the “Collateral”.)”

(b)      Recital B of the Intercreditor Agreement, which currently reads as follows:

“B.      Under the Loan Agreement, SVB is also providing a revolving line facility in the original principal amount of Two Million Dollars ($2,000,000.00) (the “Bank Facility”), which loan arrangement is also secured by the Collateral.”

hereby is amended and restated in its entirety to read as follows:

“B.      [intentionally omitted]”

(c)      Recital C of the Intercreditor Agreement, which currently reads as follows:

“C.      Gold Hill and SVB desire to set forth in this Agreement (i) their respective rights and obligations with respect to the Loan Agreement (and the related Loan Documents and the credit to be extended thereunder), and (ii) the exercise of rights with respect to the Collateral, and (iii) the relative priority of the security interests in the Collateral held by the Lenders under the Loan Agreement and SVB under the Bank Facility.”

hereby is amended and restated in its entirety to read as follows:

“C.      Gold Hill and SVB desire to set forth in this Agreement (i) their respective rights and obligations with respect to the Loan Agreement (and the related Loan Documents and the credit to be extended thereunder), and (ii) the exercise of rights with respect to the Collateral, and (iii) the relative priority of the security interests in the Collateral held by the Lenders under the Loan Agreement.”

(d)      References in the Intercreditor Agreement to the term “Bank Facility” (including without limitation the definition of “Bank Facility” set forth in Section 1.1 of the Intercreditor Agreement and such reference in Section 4.6(b) of the Intercreditor Agreement) are hereby deleted.

(e)      Section 2.2 of the Intercreditor Agreement hereby is suspended, unless and except to the extent that any proposed loans or extensions of credit by any Lender would be secured by the Financed Equipment Collateral. Agent, the Lenders, and Borrower hereby acknowledge that the 2008 Loan Agreement is not secured by the Financed Equipment Collateral unless and until the Existing Equipment Loans Obligations are paid in full in cash.

(f)      Section 4.6(a) of the Intercreditor Agreement hereby is amended and restated in its entirety to read as follows:

“(a)      Cash Collateral. [intentionally omitted]”

(g)      Section 4.6(b)(i) of the Intercreditor Agreement hereby is amended and restated in its entirety to read as follows:

“(i)      The relative priorities of the Encumbrances of the Parties in and to the Collateral are set forth in Section 2.1 above.”

(h)      Because the 2008 Loan Agreement is not secured by the Financed Equipment Collateral unless and until the Existing Equipment Loans Obligations are paid in full in cash, Section 4.6(b)(ix) of the Intercreditor Agreement hereby is amended and restated in its entirety to read as follows:

“(ix)      [intentionally omitted]”

3.      Limitation of Amendments.

3.1      The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and, except as modified hereby, shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement, the Intercreditor Agreement, or any other Loan Document, or (b) otherwise prejudice any right or remedy which Agent or the Lenders may now have or may have in the future under or in connection with the Loan Agreement, the Intercreditor Agreement, or any other Loan Document.

3.2      This Amendment shall be construed in connection with and as part of the Loan Agreement, the Intercreditor Agreement, and the other Loan Document and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement, the Intercreditor Agreement, and the other Loan Document, all as herein amended (as applicable), are hereby ratified and confirmed and shall remain in full force and effect.

4.      Representations and Warranties. To induce Agent and the Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and the Lenders as follows:

4.1      Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Agreement, the Intercreditor Agreement, or any other Loan Document are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2      Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, the Intercreditor Agreement, or any other Loan Document, as amended by this Amendment (as applicable);

4.3      Except as otherwise disclosed and delivered to Agent, the organizational documents of Borrower delivered to Agent on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4      The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, the Intercreditor Agreement, or any other Loan Document, as amended by this Amendment (as applicable), have been duly authorized;

4.5      The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, the Intercreditor Agreement, or any other Loan Document, as amended by this Amendment (as applicable), do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6      The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, the Intercreditor Agreement, or any other Loan Document, as amended by this Amendment (as applicable), do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7      This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.      Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.      Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Agent of this Amendment by each party hereto.

[Remainder of page intentionally left blank; signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

GOLD HILL VENTURE LENDING 03, L.P.

By: Gold Hill Venture Lending Partners 03, LLC, its General Partner

By	//s// Tim McDonough

Name:	Tim McDonough
Title:	Principal, Gold Hill Capital

SILICON VALLEY BANK, as the Agent

By	//s// Minal Patel

Name:	Minal Patel
Title:	Relationship Manager

SILICON VALLEY BANK, as a Lender

By	//s// Minal Patel

Name:	Minal Patel
Title:	Relationship Manager

ACCLARENT, INC., a Delaware corporation

By	//s// George Harter

Name:	George Harter
Title:	CFO

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK, as Agent

FROM:	ACCLARENT, INC.

The undersigned authorized officer of Acclarent, Inc. certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, Lenders, and Agent (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date (except for representations and warranties which are specifically made as of a prior date, in which case the same are true and correct in all material respects as of such prior date). Attached are the required documents supporting the certification. The Officer certifies that these are based on books and records maintained in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes (except for the absence of footnotes and subject to normal year-end adjustments, in the case of unaudited financial statements). In addition, the undersigned certifies that (i) Borrower and each Subsidiary have timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP and (ii) no liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits which Borrower has not previously notified in writing to Agent. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with CC	Monthly within 30 days	Yes No
Annual (CPA Audited)	FYE within 180 days	Yes No
Annual projections	FYE within 30 days of Board approval
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Comments Regarding Exceptions:	BANK USE ONLY
See Attached.

Sincerely,	Received by:

Signature	AUTHORIZED SIGNER

Date:
Title

Verified:
Date	AUTHORIZED SIGNER

Date:

Compliance Status: Yes No